SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 15, 1999

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                          GT INTERACTIVE SOFTWARE CORP.
             (Exact name of registrant as specified in its charter)


          Delaware                     0-27338                  13-3689915
(State or other jurisdiction    (Commission file number)     (I.R.S. employer
     of incorporation or                                    identification no.)
        organization)


       417 Fifth Avenue, New York, NY                               10016
  (Address of principal executive offices)                        (Zip code)

       Registrant's telephone number, including area code: (212) 726-6500


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Item 5.           Other Events

                  On November 15, 1999, the Company and Infogrames Entertainment S.A., a societe anonyme organized under the laws of France (together with its wholly-owned U.S. subsidiary, "Infogrames"), entered into a securities purchase agreement (the "GT Purchase Agreement") pursuant to which the Company agreed to issue and Infogrames agreed to purchase from the Company: (i) 28,571,429 shares of the Company's Common Stock at a purchase price of $1.75 per share and (ii) 5% Subordinated Convertible Notes in the aggregate principal amount of approximately $60.5 million (the "Infogrames Notes"), convertible into Common Stock at a conversion price of $1.85 per share. Concurrently with the execution of the GT Purchase Agreement, Infogrames purchased from the Company a Short-Term Senior Secured Note in the aggregate principal amount of $25 million (the "Short-Term Note"), with interest at the per annum rate of either the Base Rate (as defined in the Short-Term Note) plus 2.5% or LIBOR plus 4%. On the closing date of the GT Purchase Agreement, the outstanding principal of and interest on the Short-Term Note shall be applied toward the payment by Infogrames for the Infogrames Notes.

                  Concurrently with the execution of the GT Purchase Agreement, Infogrames entered into equity purchase and voting agreements (the "Selling Stockholder Agreements") with the Cayre family and General Atlantic, pursuant to which Infogrames will purchase (a) from the Cayre family, (i) an aggregate of 33,789,000 shares of Common Stock for an aggregate purchase price of $25 million (which represents a purchase price of $0.74 per share) and (ii) the Cayre family's Notes in the aggregate principal amount of $10 million plus accrued interest, and (b) from General Atlantic, warrants to purchase 4,500,000 shares of Common Stock for nominal consideration.

                  In addition, concurrently with and as a condition of Infogrames' execution of the GT Purchase Agreement, the Company entered into a securities exchange agreement (the "Securities Exchange Agreement") with General Atlantic pursuant to which the Company agreed to issue to General Atlantic convertible non-interest bearing subordinated notes in the aggregate principal amount of $50 million (the "GAP Notes"), convertible into Common Stock at a conversion price of $4.00 per share, and General Atlantic agreed to transfer to the Company, in exchange for and in consideration of the issuance of the GAP Notes, subordinated notes of the Company held by General Atlantic in the aggregate principal amount of $20 million and 600,000 shares of Preferred Stock held by General Atlantic with a liquidation preference of $30 million.

                  The consummation of the transactions contemplated by the GT Purchase Agreement, the Selling Stockholder Agreements and the Securities Exchange Agreement is contingent upon the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any applicable corresponding non-United States laws, and the completion of all filings required pursuant to the rules and regulations of The Nasdaq Stock Market, as well as certain other customary conditions set forth in the GT Purchase Agreement.

                  On November 15, 1999, the Company and its banks amended the New Credit Agreement to waive the covenant requiring minimal levels of EBITDA, to increase the Company's receivables and inventory advance rates to 60% and 50%, respectively, and to increase the borrowing base availability by the amount of cash held by the Company from time to time. The $20 million additional borrowing base availability agreed in June 1999 will remain until the consummation or termination of the Infogrames transactions described above (collectively, the "Transaction"). The covenant requiring the Company to permanently reduce the aggregate commitment under the New Credit Agreement with net proceeds from the Transaction has also

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been waived by the banks. The termination date of the New Credit  Agreement,  as amended, was changed to March 31, 2000 from June 30, 2000. Under the New Credit Agreement, as amended, the banks consented to the Company entering into the Transaction and the Short-Term Note, and the granting to Infogrames of a junior lien on the Company's collateral. The amended New Credit Agreement also requires that upon consummation of the Transaction the aggregate commitment is to be reduced by $50 million to $75 million and that the borrowings will bear interest at the reduced rate of either the bank's reference rate plus 1.0% or LIBOR plus 2.5%. To induce the banks to amend the New Credit Agreement, the Company has agreed to pay the banks an amendment fee of $500,000 on the termination of the New Credit Agreement; however, this fee is subject to reduction or elimination if the Transaction is closed and the remaining balance refinanced or repaid within a certain time period. In addition, following the closing of the Transaction, the Company will pay the banks a monthly usage fee of $100,000. In the event that the Transaction is terminated, or is not consummated by January 1, 2000 (or, in certain limited circumstances, if the closing is extended under the terms of the GT Purchase Agreement), an event of default will occur under the New Credit Agreement (as well as under the Short-Term Note), and amounts due thereunder may be accelerated by the banks.

Item 7.        Exhibits

10.1 Securities Purchase Agreement, dated as of November 15, 1999, by and among Infogrames Entertainment S.A., California U.S. Holdings, Inc. and the Registrant

10.2 Securities Exchange Agreement, dated as of November 15, 1999, by and among the Registrant, General Atlantic Partners 54, L.P., and GAP Coinvestment Partners II, L.P.

10.3 Third Amendment, Consent, Waiver and Agreement, dated as of November 15, 1999, by and among the Registrant, the Lenders thereto and First Union National Bank, as Administrative Agent

10.4 Second Amended and Restated Security Agreement, dated as of November 15, 1999, by and among the Registrant, certain of its subsidiaries, First Union National Bank, as Administrative Agent, and California U.S. Holdings, Inc.

10.5 Second Amended and Restated Pledge Agreement, dated as of November 15, 1999, by the Registrant and certain of its subsidiaries in favor of First Union National Bank, as Administrative Agent, and California U.S. Holdings, Inc.

10.6 Promissory Note of the Registrant in the aggregate principal amount of $25,000,000 payable to California U.S. Holdings, Inc.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GT INTERACTIVE SOFTWARE CORP.


Date:    November 18, 1999                  By: /s/ JOHN T. BAKER IV
                                               --------------------------------
                                               Name:  John T. Baker IV
                                               Title: President and
                                                      Chief Operating Officer